Exhibit 99.1

For information, contact:

Paul Burkhart, Vice President Finance

281-836-8688

Investor.relations@archrock.com

Archrock, Inc. and Archrock Partners, L.P. Announce Stockholder and Unitholder Approval of Merger

HOUSTON, April 25, 2018 — Archrock, Inc. (the “Company” or “Archrock”) (NYSE: AROC) announced today that the stockholders of the Company approved the issuance of shares of the Company’s common stock in connection with the Company’s proposed merger (the “Merger”) with Archrock Partners, L.P. (“Archrock Partners”) (NASDAQ:APLP). Approximately 99 percent of the Archrock shares that were voted approved the share issuance.

In addition, at a special meeting held earlier today, Archrock Partners unitholders voted to approve the merger agreement in connection with the Merger.  Approximately 90 percent of the Archrock Partners units that were voted approved the Merger.

The Merger is subject to customary closing conditions and is expected to close on April 26, 2018.  Effective April 27, 2018, Archrock Partners common units will no longer be publicly traded on the Nasdaq Global Select Market.

About Archrock

Archrock, Inc. is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.

About Archrock Partners

Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers in the oil and natural gas industry throughout the United States. Archrock, Inc. owns an equity interest in Archrock Partners, L.P., including all of the general partner interest. For more information, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Archrock and Archrock Partners, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the anticipated completion of the proposed transaction and the timing thereof.

While Archrock and Archrock Partners believe that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the transaction; the possible diversion of management time on transaction-related issues; local, regional and national economic conditions and the impact they may have on Archrock, Archrock Partners and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s and Archrock Partners’ customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in each of Archrock’s and Archrock Partners’ Annual Reports on Form 10-K for the year ended December 31, 2017, and those set forth from time to time in each party’s filings with the Securities and Exchange Commission (the “SEC”), which are available at www.archrock.com. Except as required by law, Archrock and Archrock Partners expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc. and Archrock Partners, L.P.